UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

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STRATOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On February 4, 2005, the registrant issued the press release attached as Exhibit 99.1 announcing that, on February 7, 2005, Barry Hollingsworth would become Stratos’ new Chief Financial Officer, following David A. Slack’s resignation as Executive Vice President and Chief Financial Officer. In connection with Mr. Slack’s resignation, the registrant and Mr. Slack entered into an amendment dated February 4, 2005 to Mr. McGinley’s management retention agreement, which amendment is attached as Exhibit 99.2.

        From 2004 until his appointment as CFO, Mr. Hollingsworth, 40, was Vice President of Administration for Stratos. Prior to joining Stratos, he was Director of Finance at Heidrick & Struggles International from 2000 through 2003 and was employed by The Tribune Company from 1994 through 2000, where he served in various capacities including internal audit and investor relations.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits.

        The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Announces a Change in CFO"dated February 4, 2005.
99.2	Amendment to Management Retention Agreement between Stratos International, Inc. and David A. Slack dated February 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC. By: /s/ Barry Hollingsworth Name: Barry Hollingsworth Title: Chief Financial Officer
Date: February 9, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Announces a Change in CFO"dated February 4, 2005.
99.2	Amendment to Management Retention Agreement between Stratos International, Inc. and David A. Slack dated February 4, 2005.